UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 29, 2010

Universal Gold Mining Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-140900	20-4856983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Gottbetter & Partners LLP 488 Madison Avenue, 12th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 400-6900
(Registrant’s telephone number, including area code)

Copy to: Adam S. Gottbetter, Esq. Gottbetter & Partners, LLP 488 Madison Avenue, 12th Floor New York, NY 10022 Phone: (212) 400-6900 Facsimile: (212) 400-6901
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, terms such as “we,” “our” and “us” refer to the registrant, Universal Gold Mining Corp., a Nevada corporation, together with its consolidated subsidiaries.

Item 3.02  Unregistered Sales of Equity Securities.

On June 29, 2010 and July 8, 2010, we completed an interim and final closing (the “Recent Closings”) of the private placement offering (the “Offering”) of shares of our common stock, par value $0.001 per share (the “Shares”), at $0.10 per share, to foreign and accredited investors (the “Investors”) in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S and/or Regulation D promulgated under the Securities Act.  The sale of such Shares was made pursuant to the terms of several Subscription Agreements, dated as of the applicable closing date, between us and each Investor.  We sold an aggregate of 1,750,000 Shares in the Recent Closings of the Offering, resulting in gross proceeds of $175,000.  Taken together with our previously reported closings of this Offering, we sold an aggregate total of 39,500,000 Shares in the Offering, resulting in gross proceeds of $3,950,000.  No underwriting discounts or commissions were paid or are payable in connection with the Offering.

As previously disclosed, we have granted registration rights to the investors purchasing Shares in the Offering, pursuant to a Registration Rights Agreement among us and the Investors, dated as of May 24, 2010.  Thereunder, we are required to file a registration statement relating to the resale of the Shares sold in the Offering by September 21, 2010 (which is 75 days from the final closing of the Offering) and to cause such registration statement to be declared effective within 180 days after its first filing (the “Registration Effectiveness Date”). We are further required to keep the registration statement effective until the earlier of two years from the Registration Effectiveness Date or until all of the Shares may immediately being sold under Rule 144 during any 90 day period.

Pursuant to a Consulting Services Agreement and an Advisory Services Agreement, each between us and one of two unrelated firms, and each dated as of June 21, 2010 (collectively, the “Professional Services Agreements”), on July 7, 2010, we issued an aggregate of 375,000 Shares to the counterparties and their designees as consideration for certain professional services relating to business development and corporate finance.  We issued such Shares in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  The Professional Services Agreements provide for customary “piggy-back” registration rights with respect to the Shares issued thereunder.

The equity securities sold in the Recent Closings and issued pursuant to the Professional Services Agreements, in the aggregate, constitute less than 5% of the number of Shares outstanding.  Furthermore, we do not believe that either Professional Services Agreement constitutes a material definitive agreement made outside of the ordinary course of our business.  Accordingly, we are filing this Current Report on Form 8-K on a voluntary basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Gold Mining Corp.

Date: July 16, 2010	By:	/s/ David Rector
David Rector, President